UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2022
 Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 27, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it expects is quarterly revenues for the period ended November 30, 2022 to exceed $10 million. Based on expected revenue growth in its core businesses, the Company also anticipates the annual revenue should exceed prior year’s total for the current fiscal period.

Over the past 6 months the Company raised a total of $15.5 million in proceeds from a convertible note private placement and a non-brokered private placement offering that closed in two tranches. Through the end of November 2022, only a portion of the funds raised was employed in operations, while a portion of the remaining balance of $11.5 million could be used to pay or extinguish the existing note from the convertible note private placement (the “Note”). According to the repayment provisions and the default remedies provided in the Note, the Company offered to comply with the repayment of 25% of the proceeds towards the Note, unless waived, as well as to pay the mandatory default amount of $5.28 million, if the lender declared the mandatory default amount due and payable. However, the lender did not recognize the invocation of any of the rights or remedies provided in the Note and has refused to address the Company’s offer or to provide any waiver of the repayment of 25% of the proceeds towards repayment. Thus, the Company can only assume that the lender is not interested in early repayment and the Company will plan to make monthly payments starting on February 9, 2023 and will utilize more of the funds raised towards operations and revenue generation.

“This large capital inflow into existing operations is a welcomed event,” said Martin Shen, CEO of FingerMotion Inc. “While we would have preferred to strengthen our balance sheet by repaying the Note, the strong cash flow generated from the available capital provided formidable revenue results. With the recent funds raised, the Company could experience significant revenue growth as we can triple the capital of the original investment. And our projections do not include the full launch of the device protection program, which may prove another significant driver of revenue and margin as we anticipate that division to grow rapidly.”

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated December 27, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: December 27, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO